                                                                     EXHIBIT 1.1

                              FORM OF UNDERWRITING
                                   AGREEMENT

                        ITURAN LOCATION AND CONTROL LTD.

                                   [ ] Shares

                                 Ordinary Shares
                             (NIS 33 1/3 Par Value)

[            ] [  ], 2005

                             UNDERWRITING AGREEMENT

                                                             [           ], 2005

UBS Securities LLC
as Managing Underwriter
c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171-0026

Ladies and Gentlemen:

                  Ituran Location and Control Ltd., an Israeli corporation (the
"Company"), proposes to issue and sell, and the persons named in Schedule B hereto (the "Selling Shareholders"), severally and not jointly, propose to sell, to the underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), an aggregate of
[     ] ordinary shares (the "Firm Shares"), NIS 33 1/3 par value, of the
Company (the "Ordinary Shares"), of which [ ] Ordinary Shares are to be issued and sold by the Company and an aggregate of [ ] Ordinary Shares are to be sold by the Selling Shareholders in the respective amounts set forth under the caption "Firm Shares" in Schedule B annexed hereto. In addition, solely for the purpose of covering over-allotments, the Company and the Selling Shareholders propose to grant to the Underwriters the option to purchase from the Company and the Selling Shareholders an additional [ ] Ordinary Shares (the "Additional
Shares") of which [ ] Ordinary Shares are to be issued and sold by the Company and an aggregate of [ ] Ordinary Shares are to be sold by the Selling
Shareholders in the respective amounts set forth under the caption "Additional
Shares" in Schedule B annexed hereto. The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below.

                  The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder
(collectively, the "Act"), with the Securities and Exchange Commission (the
"Commission") a registration statement on Form F-1 (File No. 333-[    ])
including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each such preliminary prospectus, being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it became or becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the
Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A)
under the Act and also including any registration statement filed pursuant to
Rule 462(b) under the Act, is herein called the "Registration Statement," and the prospectus, in the form filed by

                                      -2-

the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus." Any reference herein to the
Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the copy of the Registration Statement,
Preliminary Prospectus or Prospectus, respectively, filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System
("EDGAR"). As used herein, "business day" shall mean a day on which the National
Association of Securities Dealers Automated Quotation National Market System
("NASDAQ") is open for trading.

                  Each of the Company, the Underwriters and the Selling
Shareholders, severally and not jointly, agrees as follows:

         1.       Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell, and each of the Selling Shareholders, severally and not jointly, agrees to sell, to the respective Underwriters and each of the
Underwriters, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder the number of Firm Shares (subject to such adjustment as UBS Securities LLC ("UBS") may determine to avoid fractional shares) set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 11 hereof, in each case at a purchase price of $[ ] per Share. The Company and each Selling Shareholder is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

                  In addition, the Company and each of the Selling Shareholders, severally and not jointly, hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company and the
Selling Shareholders all or a portion of the Additional Shares, as may be necessary to cover over-allotments made in connection with the offering of the
Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Shareholders for the Firm Shares. To the extent that the Underwriters exercise the option to purchase fewer than the total number of Additional Shares offered hereunder, the Underwriters shall purchase
Additional Shares from the Company and each Selling Shareholder in the same proportion that the number of Additional Shares offered by the Company and such
Selling Shareholder bears to the total number of Additional Shares offered by the Company and the Selling Shareholders, subject, in each case, to such adjustment as UBS may determine solely to eliminate fractional shares. This option may be exercised by UBS on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the
Prospectus, by written notice to the Company and the Custodian (as defined below). Such notice shall set forth the aggregate number of Additional Shares as to which

                                       -3-

the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the
"additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of
Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 11 hereof.

                  Pursuant to powers of attorney, which shall be reasonably
satisfactory to counsel for the Underwriters, granted by each Selling
Shareholder, [         ] and [      ] will act as representatives of the Selling
Shareholders. The foregoing representatives (the "Representatives of the Selling
Shareholders") are authorized, on behalf of each Selling Shareholder, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by each Selling Shareholder, to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses, if any, to be borne by each Selling Shareholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to each
Selling Shareholder in proportion to the number of Shares sold by each Selling
Shareholder, to receive notices on behalf of each Selling Shareholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

         2.       Payment and Delivery.

                  (a) Payment of the purchase price for the Firm Shares shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made
at 10:00 A.M., New York City time, on [          ], 2005 (unless another time
shall be agreed to by you, the Company and the Representatives of the Selling
Shareholders or unless postponed in accordance with the provisions of Section 11 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called "the time of purchase." Electronic transfer of the
Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

                  Payment of the purchase price for the Additional Shares shall be made to the Company and to the Selling Shareholders at the additional time of purchase in the same manner and at the same office as the payment for the Firm
Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

                                      -4-

                  Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Shares shall be made at the offices of White &
Case LLP, 1155 Avenue of the Americas, New York, New York 10036, at 9:00 A.M.,
New York City time, on the date of the closing of the purchase of the Firm
Shares or the Additional Shares, as the case may be.

                  (b) All payments to be made by the Company to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, assessments, imposts, duties or other governmental charges whatsoever ("Taxes") unless the Company is compelled by law to deduct or withhold such taxes, assessments, imposts, duties or charges. To the extent any such Taxes are so required to be deducted or withheld, the
Company shall pay to the Underwriters such additional amounts ("Additional
Amounts") as may be necessary in order that the net amounts received by such
Underwriters after such withholding or deduction (including any withholding or deduction in respect of such Additional Amounts) shall equal the amounts that would have been received if no withholding or deduction had been made.

         3.       Representations and Warranties of the Company. The Company
represents and warrants to and agrees with each of the Underwriters that, as of the date hereof, the time of purchase and any additional time of purchase:

                  (a) The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the
         Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's knowledge, are threatened by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the applicable requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase and any additional time of purchase, in all material respects with the applicable requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the applicable requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the
         Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed;
         the conditions to the use of Form F-1 have been satisfied; the
         Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                                      -5-

         provided, however, that the Company makes no warranty or representation with respect to any statement contained in any Preliminary Prospectus, the Registration Statement or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter or the activities to be taken by any Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in any Preliminary Prospectus, the Registration Statement or
         the Prospectus; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the then most recent Preliminary Prospectus and the Prospectus; provided, however, that if, at any time after the date hereof, the Company is obligated to prepare and furnish to the Underwriters an amendment or supplement to the Prospectus under Section 5(g) of this Agreement and so furnishes such amendment or supplement, then from and after the time that such
         Prospectus as amended or supplemented is furnished to the Underwriters in accordance with Section 5(g), the term "Prospectus" shall be deemed to mean the Prospectus as so amended or supplemented; provided, further, that nothing in the foregoing proviso shall relieve the
         Company of any liability for a breach of the representations contained in this Section 3 during any period between the occurrence of the event giving rise to the need to amend or supplement the Prospectus and the actual delivery of the Prospectus, as amended or supplemented, to the
         Underwriters in accordance with Section 5(b).

                  (b) as of the date of this Agreement, the Company has an
         authorized and outstanding capitalization as set forth in the section of the Prospectus entitled "Capitalization" and, as of the time of purchase and the additional time of purchase, as the case may be, the
         Company shall have an authorized and outstanding capitalization as set forth in the section of the Prospectus entitled "Capitalization"
         (subject, in each case, to the issuance of Ordinary Shares upon exercise of stock options and warrants disclosed as outstanding in the
         Prospectus, the shares disclosed as issuable to Leonardo L.P., and grant of options under existing stock option plans described in the
         Prospectus); all of the issued and outstanding share capital, including the Ordinary Shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all Israeli and U.S. federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are, or will be at the time of purchase, duly listed, admitted and authorized for trading on the NASDAQ and the Tel Aviv Stock Exchange (the "TASE");

                  (c) the Company has been duly incorporated and is validly
         existing as a company under the laws of the State of Israel, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the
         Shares as contemplated herein;

                  (d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the

                                      -6-

         conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on (i) the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined)
         taken as a whole or on (ii) the ability of the Company and the Selling
         Shareholders to consummate the transactions contemplated by this
         Agreement (a "Material Adverse Effect");

                  (e) the Company has no material subsidiaries other than the subsidiaries listed on Schedule C hereto (collectively, the
         "Subsidiaries"); other than as set forth in the Prospectus, the Company owns all of the issued and outstanding capital stock of each of the
         Subsidiaries; other than the capital stock of the Subsidiaries, the
         Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity that is, individually or together with any other firm, partnership, joint venture, association or other entity, material to the Company; complete and correct copies of the respective certificates of incorporation or memorandum and articles of association and the by-laws (or other relevant organizational document) of the
         Company and each of the Subsidiaries and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the
         Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; each
         Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material
         Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and other than as set forth in the
         Prospectus, are owned by the Company; none of such outstanding shares of Capital Stock is subject to any security interest, other encumbrance or adverse claims; and, other than as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

                  (f) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of liens, encumbrances and adverse claims;

                  (g) the share capital of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the

                                      -7-

         Prospectus and the certificates evidencing the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

                  (h) this Agreement has been duly authorized, executed and
         delivered by the Company;

                  (i) neither the Company nor any of the Subsidiaries is in
         breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (x) its respective memorandum of association, articles of association, charter or by-laws (or other relevant organizational document), or (y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except in the case of sub-clause (y) above, and except as described in the
         Prospectus, for such breaches, violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect;

                  (j) the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (x) the respective memorandum of association, articles of association, charter or by-laws (or other relevant organizational document) of the Company or any of the Subsidiaries, or (y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the
         Subsidiaries, except in the case of sub-clause (y) above for such breaches, violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect;

                  (k) no approval, authorization, consent or order of or filing with any Israeli or U.S. federal, state, local or other foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration of the offer and sale of the Shares under the
         Act and the registration of the Shares under the Securities Exchange
         Act of 1934, as amended, and the rules and regulations thereunder
         (collectively, the "Exchange Act"), which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of

                                      -8-

         the NASD and the approval of the TASE and of the Israeli Ministry of
         Telecommunications, which approvals have been obtained as of the date hereof;

                  (l) except as set forth in the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares or shares of any other share capital or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Ordinary Shares or any other share capital or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby except as set forth in the
         Prospectus; no person has the right, contractual or otherwise, to cause the Company to register under the Act any Ordinary Shares or any other share capital or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

                  (m) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any Israeli or U.S. federal, state, local or other foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in each case, that are, either individually or in the aggregate, material to the to conduct its respective business; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any Israeli or U.S. federal, state, local or other foreign law, regulation or rule or any decree, order or judgment applicable to the
         Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

                  (n) all legal or governmental proceedings, affiliate
         transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration
         Statement have been so described or filed as required;

                  (o) except as set forth in the Prospectus, there are no
         actions, suits, claims, investigations or proceedings pending or, to the Company's knowledge, threatened, to which the Company or any of the
         Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any Israeli or U.S.
         federal, state, local or other foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a
         Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

                                      -9-

                  (p) Fahn Kanne & Co., a member of Grant Thornton
         International, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

                  (q) the audited consolidated financial statements of the
         Company included in the Prospectus, together with the related notes, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated
         and the consolidated results of operations and cash flows of the
         Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration
         Statement and the Prospectus;

                  (r) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii)
         any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv)
         except as described in or contemplated by the Prospectus, any change in the share capital or outstanding indebtedness of the Company or the
         Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the share capital of the Company;

                  (s) the Company is not and, after giving effect to the
         offering and sale of the Shares, will not become (i) an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended
         (the "Investment Company Act") or (ii) a "controlled foreign corporation" as defined in Section 957 of the Internal Revenue Code.
         Based upon the composition of its gross income and the composition and value of its gross assets, and applying the rules regarding "passive foreign investment companies" ("PFIC") as of the date hereof, the
         Company believes that it will not be a PFIC for the taxable year of
         2005 and the Company has no reason to believe that the composition of its gross income or the composition or value of its gross assets will change in a manner that would cause it to become a PFIC;

                  (t) the Company and each of the Subsidiaries has good and
         marketable title to all property (real and personal) described in the
         Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances; other than as described in the Registration Statement or the Prospectus or such that do not materially affect the value

                                      -10-

         of such property and do not interfere with the use made or proposed to be made of such property by the Company; all the property described in the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property by the Company;

                  (u) except as described in the Prospectus, the Company and the
         Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the
         Prospectus as being owned or licensed by them except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, "Intellectual
         Property"); (i) to the Company's knowledge, there are no third parties who have or will be able to establish rights to any Intellectual
         Property of the Company or its Subsidiaries, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company and its Subsidiaries and the rights of other licensees of
         Intellectual Property that are not licensed to any of the Company's
         Subsidiaries on an exclusive basis; (ii) to the Company's knowledge, there is no infringement by third parties of any Intellectual Property;
         (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any
         Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the
         Company is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property;
         and (vii) to the Company's knowledge, there is no prior art that may render any patent application owned by the Company of the Intellectual
         Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office and/or the Israeli Registrar of Patents, Designs
         and Trademarks, as applicable;

                  (v) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i)
         there is (A) no unfair labor practice complaint pending or, to the
         Company's knowledge, threatened against the Company or any of the
         Subsidiaries before the National Labor Relations Board or any other comparable board or governmental body, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge after due inquiry, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the
         Company's knowledge,

                                      -11-

         (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and
         (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the
         Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the
         Company or any of the Subsidiaries; the Company is in compliance with the labor and employment laws and collective bargaining agreements applicable to its employees in Israel; no labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent;

                  (w) the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company's knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that would reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the
         Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is, to the
         Company's knowledge, the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein,
         "Environmental Law" means any Israeli or U.S. federal, state, local or other foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, applicable to the Company that relates to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of
         Hazardous Materials, and "Hazardous Materials" means any material
         (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

                  (x) all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided except where the failure to file to such tax returns or to pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect;

                                      -12-

                  (y) no stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the United States, any state, or any political subdivision thereof, or any taxing authority in any jurisdiction, in connection with the sale or issuance of any Shares, except for any New York State stock transfer tax payable upon the sale and delivery of the Shares by the Selling Shareholders to the
         Underwriters (which will be paid by the Selling Shareholders at the time and to the extent required by, and in accordance with, New York
         State law);

                  (z) the Company and each of the Subsidiaries maintains
         insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses; the Company has not received any notice from any insurance carrier of the cancellation or revocation of any of its policies; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

                  (aa) neither the Company nor any of the Subsidiaries has
         sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

                  (bb) except as described in the Prospectus, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the
         Company or, to the Company's knowledge, any other party to any such contract or agreement;

                  (cc) the Company and each of the Subsidiaries maintains a
         system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization;
         and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (dd) the Company has established and maintains disclosure
         controls and procedures (as such term is defined in Rule 13a-15 and
         15d-15 under the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the
         Company, including its consolidated subsidiaries, is made known to the
         Company's Chief Executive Officer and its Chief Financial Officer by
         others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the
         Board of Directors have

                                      -13-

         been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the
         Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

                  (ee) the Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the
         Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the
         Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

                  (ff) any statistical and market-related data included in the
         Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the
         Company has obtained the written consent to the use of such data from such sources to the extent required;

                  (gg) neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or the
         Subsidiaries has made any payment of funds of the Company or the
         Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

                  (hh) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or would reasonably be expected to cause or result in, under the Exchange Act, the Israel Securities Law of 1968, as amended (the "ISL") or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (ii) to the Company's knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, or any of the Selling Shareholders, except as set forth in the
         Registration Statement and the Prospectus;

                                      -14-

                  (jj) there is no and has been no failure on the part of the
         Company or any of the Company's directors or officers, in their capacities as such, to comply, in any material respect, with any provision of the rules of the TASE;

                  (kk) neither the Company nor any of the Subsidiaries nor, to the knowledge after due inquiry of the Company, any director, officer, agent or employee of the Company or any of the Subsidiaries is aware of any action taken or has taken any action, directly or indirectly for or on behalf of the Company or any Subsidiary, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder ("FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

                  (ll) the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, to the extent applicable, of the Currency and Foreign
         Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the
         "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries (or any director, officer, agent or employee of any such entity) with respect to the
         Money Laundering Laws is pending or threatened that could have a
         Material Adverse Effect;

                  (mm) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently subject to any
         U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC") in connection with his or her actions for or on behalf of the Company; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any
         Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

                  (nn) the Company is in compliance with all conditions and
         requirements stipulated by the instruments of approval entitling it or any of its operations to the status of "Approved Enterprise" under
         Israeli law and by Israeli laws and regulations relating to such
         Approved Enterprise status, except for any noncompliance that would not, individually or in the aggregate, result in a Material Adverse
         Effect. All information supplied by the Company with

                                      -15-

         respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities;

                  (oo) neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel or any other jurisdiction;

                  (pp) the Company believes that its subsidiary, Telematics
         Wireless Ltd., qualified for 2004 as an "Industrial Company" within the definition of the Israeli Law for the Encouragement of Industry
         (Taxes), 1969; and absent a change in such law, the Company believes that such subsidiary it will to continue to so qualify for 2005;

                  (qq) Assuming the Underwriters are not otherwise subject to
         Israeli taxation by the conduct of their general business activities,
         (A) the sale and delivery to the Underwriters of the Shares as contemplated in this Agreement and the sale and delivery of the Shares by the Underwriters to subsequent purchasers as contemplated by this
         Agreement, are not subject to any tax imposed by Israel or any political subdivision or taxing authority thereof or therein or any stamp or other issuance or transfer tax, duty, capital gain tax or withholding tax imposed by federal law, the laws of any state, or any political subdivision thereof, or any taxing authority in any jurisdiction, except for any Israeli stamp taxes applicable to this
         Agreement (which will be paid by the Company on a timely basis after the time for payment, to the extent required by, and in accordance with, Israeli law) and to the issuance of the Shares to be sold by the
         Company under this Agreement (which will be paid by the Company at the time for payment, or promptly and on a timely basis after the time for payment, to the extent required by, and in accordance with, Israeli law) and (B) except as disclosed in the Registration Statement or
         Prospectus, (1) payments with respect to the Shares will not be subject to withholding taxes imposed under the laws of Israel or any political subdivision or taxing authority thereof or therein and (2) the proceeds from any sale or other disposition of securities will not be subject to any capital gains, withholding or other taxes imposed by Israel or any political subdivision or taxing authority thereof or therein.

                  (rr) the Company has validly and irrevocably appointed Ituran
         USA, Inc. as its authorized agent for service of process pursuant to this Agreement and in connection with the Registration Statement;

                  (ss) subject to the conditions and qualifications set forth in the Registration Statement and the Prospectus, a final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States would be enforced by an Israeli court;

                  (tt) as of the date hereof, to the Company's knowledge, each of the Selling Shareholders is the holder and legal and beneficial owner of at least that number of Shares of the Company opposite such
         Selling Shareholder's name as set forth on Schedule B hereto;

                                      -16-

         and, to the Company's knowledge, as of date of the closing of the purchase of the Additional Shares, each of the Selling Shareholders will be the holder and legal and beneficial owner of at least that number of Shares opposite such Shareholder's name as set forth on
         Schedule B hereto; the Company is not aware of, and has not received any notice of, any adverse claim relating to any Shares. No adverse claim has been recorded against any share capital of the Company in the
         Company's share registry; all recordations in the Company's share registry have been made in compliance with applicable law;

                  (uu) for a period of twelve months prior to and including the date of the sale of the Firm Shares, the Company has not offered or sold any of its securities in Israel, except for (i) options issued to its employees and directors in Israel and (ii) other securities that may be offered in Israel, in each case which issuance of options or sale of securities was made pursuant to an exemption from the prospectus delivery requirements under Israeli Securities Law 5728-1968 and the regulations promulgated thereunder;

                  (vv) the Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration
         Statement, the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the provisions of the
         Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, it being understood that the Company may rely on certain available exceptions from such requirements due to its status as a foreign private issuer.

                  In addition, any certificate signed by any officer of the
Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or such Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

         4.       Representations and Warranties of the Selling Shareholders.
Each of the Selling Shareholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that, as of the date hereof, the time of purchase and any additional time of purchase:

                  (a) such Selling Shareholder now is and, at the time of
         delivery of such Shares (whether the time of purchase or any additional time of purchase, as the case may be), will be the beneficial owner of the number of Shares to be sold by such Selling Shareholder pursuant to this Agreement and has and, at the time of delivery thereof, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares (whether at the time of purchase or any additional time of purchase, as the case may be), the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

                  (b) such Selling Shareholder has and, at the time of delivery of the Shares to be sold by such Selling Shareholder pursuant to this
         Agreement (whether the time of purchase or

                                      -17-

         any additional time of purchase, as the case may be), will have the legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Act and state securities or blue sky laws), to (i) enter into this Agreement and the
         Custody Agreement (as defined below) and to execute the Power of
         Attorney (as defined below), (ii) sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder pursuant to this
         Agreement in the manner provided in this Agreement and (iii) make the representations, warranties and agreements made by such Selling
         Shareholder herein;

                  (c) this Agreement and the custody agreement (the "Custody
         Agreement"), dated [a recent date before the trade date], between
         [    ], as custodian (the "Custodian"), and the Selling Shareholders and the power of attorney signed in connection with the Custody
         Agreement (the "Power of Attorney") have each been duly executed and delivered by such Selling Shareholder, and each is a legal, valid and binding agreement of such Selling Shareholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (d) each Preliminary Prospectus distributed in connection with the offering of the Shares, as such Preliminary Prospectus relates to such Selling Shareholder, did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement, as it relates to such Selling
         Shareholder, did not when it became effective, does not and, at the time of purchase and any additional time of purchase and any time at which any sales with respect to which the Prospectus is delivered, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as it relates to such Selling Shareholder, will not, as of its date and at the time of purchase and any additional time of purchase and any time at which any sales with respect to which the Prospectus is delivered, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to each of the non-executive selling shareholders named in Schedule B (each, a "Non-Executive
         Selling Shareholder"), this subclause (d) shall apply solely with respect to statements or omissions from the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto of which such Non-Executive Selling Shareholder has knowledge or made in reliance upon written information furnished to the Company by such Non-Executive Selling Shareholder expressly for use therein;

                  (e) all information with respect to such Selling Shareholder included in the Registration Statement or the Prospectus complied and will comply with all applicable provisions of the Act;

                                      -18-

                  (f) such Selling Shareholder has duly and irrevocably
         authorized the Representatives of the Selling Shareholders, on behalf of such Selling Shareholder, to execute and deliver this Agreement and any other documents necessary or desirable in connection with the transactions contemplated hereby or thereby and to deliver the Shares to be sold by such Selling Shareholder pursuant to this Agreement and receive payment therefore pursuant hereto;

                  (g) the sale of the Shares to be sold by such Selling
         Shareholder pursuant to this Agreement is not prompted by any information concerning the Company or any Subsidiary which is not set forth in the Prospectus;

                  (h) neither such Selling Shareholder nor any of its affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the ISL or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (i) there are no affiliations or associations between any
         member of the NASD and such Selling Shareholder, except as set forth in the Registration Statement and the Prospectus; none of the proceeds received by such Selling Shareholder from the sale of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will be paid to a member of the NASD or any affiliate of such member;

                  (j) at the time of purchase and each additional time of
         purchase, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Shareholder to the several Underwriters hereunder shall have been fully paid or provided for by such Selling Shareholder, and all laws imposing such taxes shall have been fully complied with;

                  (k) no approval, authorization, consent or order of or filing with any Israeli or United States federal, state, local or foreign governmental or regulatory commission, court, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), is required by such Selling Shareholder in connection with the sale of the Shares to be sold by such Selling Shareholder pursuant to this Agreement or the consummation by such Selling Shareholder of the transactions contemplated hereby, by the Custody Agreement or by the Power of Attorney other than registration of such Shares under the
         Act, which has been effected, and any necessary qualification under the
         ISL, the securities or blue sky laws of the various jurisdictions in which such Shares are being offered by the Underwriters or under the rules and regulations of the NASD, which approvals have been obtained as of the date hereof;

                  (l) such Selling Shareholder has not, prior to the execution of this Agreement, distributed any "prospectus" (within the meaning of the Act) or offering material in connection with the offering or sale of the Shares other than the Registration Statement and

                                      -19-

         the then most recent Preliminary Prospectus and will not, at any time on or after the execution of this Agreement, distribute any
         "prospectus" (within the meaning of the Act) or offering material in connection with the offering or sale of the Shares other than the
         Registration Statement and the then most recent Prospectus;

                  (m) share certificates accompanied by duly executed share
         transfer deeds with respect to the Shares to be sold by the Selling
         Shareholders have been placed in custody, for delivery pursuant to the terms of this Agreement, under the Custody Agreement and Power of
         Attorney duly authorized (if applicable), executed and delivered by such Selling Shareholder, in the form heretofore furnished to you with the Company, as Custodian (the "Custodian") and the Attorneys-in-Fact
         appointed therein; the Ordinary Shares represented by the certificates so held in custody for each Selling Shareholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Shareholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Shareholder, or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event; and if any such death, incapacity or, if the Selling Shareholder is a corporate entity, by dissolution or other termination of corporate existence, or any other such event shall occur before the delivery of such Shares hereunder, such certificates will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement and Power of
         Attorney as if such death, incapacity or, if the Selling Shareholder is a corporate entity, such dissolution or other termination of corporate existence, or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity, dissolution or other termination of corporate existence or other event;

                  (n) neither the execution, delivery and performance of this
         Agreement, the Custody Agreement or the Power of Attorney nor the sale by such Selling Shareholder of the Shares to be sold by such Selling
         Shareholder pursuant to this Agreement nor the consummation of the transactions contemplated hereby or thereby will conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i)
         the memorandum of association, articles of association, charter or by-laws or other relevant organizational documents or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of its properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule, or (iv) any decree, judgment or order applicable to such Selling Shareholder, except in the case of sub-clause (ii) above for such breaches, violations or defaults that would not, individually or in the aggregate, result in a Material
         Adverse Effect;

                                      -20-

                  (o) each Selling Shareholder has validly appointed an
         authorized agent for service of process in the United States pursuant to this Agreement and in connection with the Registration Statement;
         and

                  (p) upon payment of the purchase price for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("Cede")
         or such other nominee as may be designated by The Depository Trust
         Company ("DTC"), registration of such Shares in the name of Cede or such other nominee, and the crediting of such Shares on the books of
         DTC to securities accounts of the Underwriters (assuming that neither
         DTC nor any such Underwriter has notice of any "adverse claim," within the meaning of Section 8-105 of the New York Uniform Commercial Code
         (the "UCC"), to such Shares), (A) DTC shall be a "protected purchaser,"
         within the meaning of Section 8-303 of the UCC, of such Shares and will acquire its interest in the Shares (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Shares) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the
         Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any
         "adverse claim," within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such
         Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case in the
         Company's share registry in accordance with its articles of association and applicable law, (y) DTC will be registered as a "clearing corporation," within the meaning of Section 8-102 of the UCC, and (z)
         appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

                  In addition, any certificate signed by any officer of any
Selling Shareholder or any of such Selling Shareholder's subsidiaries or by any
Selling Shareholder or by any Representative of the Selling Shareholders and
delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Shareholder as to matters covered thereby, to each Underwriter.

         5.       Certain Covenants of the Company. The Company hereby agrees:

                  (a) to furnish such information as may be required and
         otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the
         Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any

                                      -21-

         notification with respect to the suspension of the qualification of the
         Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration
         Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section
         10(a)(3) of the Act in connection with the sale of the Shares, the
         Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the
         Prospectus as may be necessary to permit compliance with the applicable requirements of Section 10(a)(3) of the Act;

                  (c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and
         (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the
         Company agrees to file in a timely manner under such Rule);

                  (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the
         Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of the institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the
         Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and to provide you and
         Underwriters' counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

                  (e) subject to Section 5(d) hereof, to file promptly all
         reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the
         Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such

                                      -22-

         period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

                  (f) if necessary or appropriate, to file a registration
         statement pursuant to Rule 462(b) under the Act;

                  (g) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the
         Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the
         Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

                  (h) to make generally available to its security holders, and to deliver to you, an earning statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration
         Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than [Insert date twelve months after date of execution], 2006;

                  (i) to furnish to its shareholders as soon as practicable
         after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders'
         equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants), for so long as the Company shall have a legal obligation to do so;

                  (j) to furnish to you and your counsel copies of the
         Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

                  (k) to the extent not otherwise available on EDGAR, to furnish to you promptly and, upon request, to you and to each of the other
         Underwriters for a period of two years from the date of this Agreement
         (i) copies of any reports, proxy statements, or other communications which the Company shall send to its Shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 20-F and 6-K, or such other similar forms as may be designated by the
         Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the
         Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries;

                                      -23-

                  (l) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly (to the extent available) consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(f) hereof;

                  (m) to apply the net proceeds from the sale of the Shares sold by the Company in the manner set forth under the caption "Use of
         Proceeds" in the Prospectus;

                  (n) not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Ordinary Shares or securities convertible into or exchangeable or exercisable for
         Ordinary Shares or warrants or other rights to purchase Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or other rights to purchase Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary
         Shares, or warrants or other rights to purchase Ordinary Shares, whether any such transaction is to be settled by delivery of Ordinary
         Shares or such other securities, in cash or otherwise, or (iii)
         publicly announce an intention to effect any transaction specified in clause (i) or (ii), in each case, for a period of 180 days after the date hereof (the "Lock-Up Period"), without the prior written consent of UBS, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Ordinary
         Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus or the
         2,802 ordinary shares reserved for issuance to Leonardo L.P., and (iii)
         the issuance of employee stock options not exercisable during the
         Lock-Up Period pursuant to stock option plans described in the
         Registration Statement and the Prospectus.

                  Notwithstanding the foregoing, if (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Lock-Up Period and ends on the last day of the
         Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, in either case, the restrictions imposed by this Section 5(n) shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs;

                  (o) to use its best efforts to cause the Shares to be approved for quotation on the NASDAQ and the TASE; and

                                      -24-

                  (p) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the
         Ordinary Shares.

         6.       Certain Covenants of the Selling Shareholders. The Selling
Shareholders, jointly and severally, hereby agree:

                  (a) not, at any time on or after the execution of this
         Agreement, to distribute any "prospectus" (within the meaning of the
         Act) or offering material in connection with the offering or sale of the Shares other than the Registration Statement and the then most recent Prospectus;

                  (b) not to take, directly or indirectly, any action designed to or which may constitute or which might reasonably be expected to cause or result in, under the Exchange Act, the ISL or otherwise, the stabilization or manipulation of the price of any security of the
         Company to facilitate the sale or resale of the Shares;

                  (c) to pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, due and payable by them upon the sale of the Shares to the Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors; and

                  (d) to advise you promptly, and if requested by you, will
         confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act or the Exchange Act, of (i) any material change in the
         Company's condition (financial or otherwise), prospects, earnings, business or properties of which such Selling Shareholder has knowledge,
         (ii) any change in information in the Registration Statement or the
         Prospectus relating to the Selling Shareholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus which comes to the attention of such Selling
         Shareholder.

         7.       Payment of Costs. The Company and each Selling Shareholder jointly and severally agree to pay all costs, expenses, fees and taxes (other than fees and disbursements of counsel for the Underwriters except as described in items (iv) and (vi) below and as provided in Section 8 hereof) in connection with (i) their costs in the preparation and filing of the Registration
Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment),
(ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among
Underwriters, any dealer agreements, the Power of Attorney, the Custody
Agreement and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the
Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering

                                      -25-

and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the
Underwriters incurred in connection with such qualifications and determinations, which, together with such other fees described in item (vi) below, shall not exceed $15,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act,
(vi) any filing for review of the public offering of the Shares by the NASD, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters incurred in connection with such qualifications and determinations, which, together with such other fees described in item (vi)
below, shall not exceed $30,000, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the
Company and each Selling Shareholder relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the
Shares to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company or by any Selling Shareholder and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix)
the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the Depositary Trust Company (the "DTC"), (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, and (xi) the performance of the Company's and each Selling
Shareholder's other obligations hereunder. The Company hereby agrees with the
Underwriters that it will pay any such amounts not so paid by any Selling
Shareholder.

         8.       Reimbursement of Underwriters' Expenses. If the Shares are
not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 11 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the
Company shall, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses including the reasonable fees and disbursements of their counsel.

         9.       Conditions of Underwriters' Obligations. The several
obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and each Selling
Shareholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and each Selling
Shareholder of each of their respective obligations hereunder and to the following additional conditions precedent:

                  (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of
         Proskauer Rose LLP, counsel for the Company, addressed to the
         Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other

                                      -26-

         Underwriters, in form and substance reasonably satisfactory to UBS and covering the matters set forth in Exhibit B hereto and such other matters as UBS may reasonably request.

                  (b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of
         Guy Aharonov, in-house counsel for the Company, addressed to the
         Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, in form and substance reasonably satisfactory to
         UBS and covering the matters set forth in Exhibit C hereto and such other matters as UBS may reasonably request.

                  (c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of
         Cohen Lahat & Co., Israel counsel for the Company, addressed to the
         Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, in form and substance reasonably satisfactory to
         UBS and covering the matters set forth in Exhibit D hereto and such other matters as UBS may reasonably request.

                  (d) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of
         [       ], special Argentine counsel for the Company, addressed to the
         Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, in form and substance reasonably satisfactory to
         UBS and covering the matters set forth in Exhibit E hereto and such other matters as UBS may reasonably request.

                  (e) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of
         [         ], special Brazil counsel for the Company, addressed to the
         Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, in form and substance reasonably satisfactory to
         UBS and covering the matters set forth in Exhibit E hereto and such other matters as UBS may reasonably request.

                  (f) The Selling Shareholders shall furnish to you at the time of purchase and, if applicable, the additional time of purchase, an
         opinion of [         ], U.S. counsel for the Selling Shareholders
         addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, in form and substance reasonably satisfactory to UBS and covering the matters set forth in Exhibit F hereto and such other matters as UBS may reasonably request.

                  (g) The Selling Shareholders shall furnish to you at the time of purchase and, if applicable, the additional time of purchase, an
         opinion of [          ], Israel counsel for the Selling Shareholders
         addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, in form and substance reasonably satisfactory to UBS and covering the matters set forth in Exhibit G hereto and such other matters as UBS may reasonably request.

                                      -27-

                  (h) You shall have received from Fahn Kanne & Co., a member of
         Grant Thornton International, letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS.

                  (i) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, an opinion of each of
         White & Case LLP, U.S. counsel for the Underwriters, and of Herzog, Fox
         & Neeman, Israeli counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares, the Registration
         Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to each such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (j) No Prospectus or amendment or supplement to the
         Registration Statement or the Prospectus shall have been filed to which you reasonably object in writing.

                  (k) The Registration Statement shall become effective not
         later than 5:30 P.M. New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 p.m., New York City time, on the date of this Agreement.

                  (l) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (m) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

                                      -28-

                  (n) The Company will, at the time of purchase and, if
         applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial
         Officer in the form attached as Exhibit H hereto.

                  (o) The Selling Shareholders will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the Representative of the Selling Shareholders on
         behalf of each of the Selling Shareholders, in the form attached as
         Exhibit I hereto.

                  (p) You shall have received a duly executed agreement (a
         "Lock-up Agreement"), in the form set forth as Exhibit A hereto, from each of the Selling Shareholders and each of the Company's directors and executive officers and holders of the Company's Ordinary Shares listed under the heading "Management" and "Principal and Selling
         Shareholders" in the Registration Statement and the Prospectus.

                  (q) Each Selling Shareholders will have delivered to you a duly executed Power of Attorney and a duly executed Custody Agreement, in each case in form and substance reasonably satisfactory to UBS.

                  (r) The Company and the Selling Shareholders shall have
         furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration
         Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

                  (s) The Shares shall have been approved for quotation on the
         NASDAQ and listing on the TASE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

         10.      Effective Date of Agreement; Termination. This Agreement
shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration
Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

                  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of
Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in UBS' judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration
Statement and the Prospectus, or (y) since of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in

                                      -29-

securities generally on the New York Stock Exchange, the American Stock
Exchange, the NASDAQ or the TASE; (ii) a suspension or material limitation in trading in the Company's securities on the NASDAQ or on the TASE; (iii) a general moratorium on commercial banking activities declared by either U.S.
federal, New York State or Israeli authorities or a material disruption in commercial banking or securities settlement or clearance services in the United
States or Israel; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States, an escalation of existing hostilities or an outbreak of additional acts of terrorism involving Israel, or a declaration by the United States or Israel of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States, Israel or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS' judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

                  If UBS or any group of Underwriters elects to terminate this
Agreement as provided in this Section 10, the Company, the Representatives of the Selling Shareholders and each other Underwriter shall be notified promptly in writing.

                  If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the
Company or the Selling Shareholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling
Shareholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7, 8 and 12 hereof), and the Underwriters shall be under no obligation or liability to the
Company or any Selling Shareholders under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.

         11.      Increase in Underwriters' Commitments. Subject to Sections
9 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such
Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

                  Without relieving any defaulting Underwriter from its
obligations hereunder, the Company and the Selling Shareholders each agree with the non-defaulting Underwriters that it will

                                      -30-

not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

                  If a new Underwriter or Underwriters are substituted by the
Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the
Prospectus and other documents may be effected.

                  The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A.

                  If the aggregate number of Firm Shares which the defaulting
Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the
Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting
Underwriter and without any liability on the part of any non-defaulting
Underwriter to the Company or to any Selling Shareholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting
Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         12.      Indemnity and Contribution.

        (a)       The Company agrees to indemnify, defend and hold harmless each
Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the
Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such
Underwriter or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the
Registration Statement as amended by any post-effective amendment thereof by the
Company) or in a Prospectus (the term Prospectus for the purpose of this Section
12 being deemed to include any Preliminary Prospectus, the Prospectus and the
Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in

                                      -31-

conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in either such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration
Statement or such Prospectus or necessary to make such information not misleading, (ii) the failure by the Company to perform when and as required any agreement or covenant contained herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares; provided that the foregoing indemnity is subject to the condition that, insofar as it relates to any untrue statement or omission, or any alleged untrue statement or omission, made in a Preliminary Prospectus but corrected, eliminated or remedied in the Prospectus, or any amendment or supplement thereto, it shall not inure to the benefit of any Underwriter from whom the person asserting the claim purchased the Shares (or to the benefit of any person who controls such
Underwriter within the meaning of Section 15 of the Securities Act) if the
Company had previously furnished copies of the Prospectus or such amendment or supplement to such Underwriter in the requisite quantity and on a timely basis to permit proper delivery and such person was not sent a copy of the Prospectus at or prior to the written confirmation of the sale of such Share to such person and the untrue statement or omission contained in the Preliminary Prospectus was corrected in the Prospectus or such amendment or supplement.

         (b)      Each senior executive Selling Shareholder named in Schedule B
(each a "Senior Executive Selling Shareholder") agrees to indemnify, severally and not jointly, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the
successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement
as amended by any post-effective amendment thereof by the Company) or in a
Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration
Statement or Prospectus or necessary to make the statements made therein (in the case of a Prospectus, in light of the circumstances under which they are made)
not misleading; or (ii) the failure by such Senior Executive Selling Shareholder to perform when and as required pursuant to any agreement or covenant contained herein, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the
Company expressly for use in such Registration Statement or such Prospectus or

                                      -32-

arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such
Registration Statement or such Prospectus or necessary to make such information not misleading; provided that no Senior Executive Selling Shareholder shall be responsible, either pursuant to this Section 12(b) or Section (f) or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds (net of underwriting discounts and commissions but before deducting expenses) received by such Senior Executive
Selling Shareholder from the sale of Shares hereunder.

         Each Non-Executive Selling Shareholder agrees to indemnify, severally and not jointly, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the
successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement
as amended by any post-effective amendment thereof by the Company) or in a
Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration
Statement or Prospectus or necessary to make the statements made therein (in the case of a Prospectus, in light of the circumstances under which they are made)
not misleading, in each case with reference only to untrue statements or alleged untrue statements or any omission or alleged omission to state a material fact of which such Non-Executive Selling Shareholder has knowledge or is based on written information furnished to the Company by or on behalf of such
Non-Executive Selling Shareholder specifically for inclusion in the Registration
Statement or Prospectus; or (ii) the failure by such Non-Executive Selling
Shareholder to perform when and as required pursuant to any agreement or covenant contained herein; provided that no Non-Executive Shareholder shall be responsible, either pursuant to this Section 12(b) or Section (f) or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds (net of underwriting discounts and commissions but before deducting expenses) received by such Non-Executive
Selling Shareholder from the sale of Shares hereunder.

         (c)      If any action, suit or proceeding (each, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or the Selling Shareholders pursuant to the foregoing Sections 12(a) or (b), such Underwriter or such person shall promptly notify the Company and the Representative of the Selling Shareholders in writing of the institution of such Proceeding and the Company or such Selling
Shareholder, as applicable (each an "Indemnifying Party", as the case may be), shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify the

                                      -33-

Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Underwriter or any such person or otherwise except to the extent that the Indemnifying Party is materially prejudiced by, and is foreclosed from asserting any material defenses as a result of, such failure to give timely notice. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such
Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such Proceeding or the Indemnifying Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such Indemnified Party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such Proceeding on behalf of the
Indemnified Party or parties but may employ counsel and participate in the defense thereof, provided that the fees and expenses of such counsel shall be at the expense of the Indemnifying Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The
Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Indemnifying Party, the Indemnifying Party agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Indemnifying
Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have fully reimbursed the
Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given the Indemnifying
Party at least 30 days' prior notice of its intention to settle. No Indemnifying
Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any
Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified
Party.

         (d)      Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Shareholder and its directors and officers and any person who controls the Company or any
Selling Shareholder within the meaning of Section 15 of the

                                      -34-

Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Selling Shareholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such
Registration Statement or such Prospectus or necessary to make such information not misleading.

         (e)       If any Proceeding is brought against the Company, any Selling
Shareholder, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to Section 12(e), the Company, the Selling
Shareholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such
Underwriter from any liability which such Underwriter may have to the Company, any Selling Shareholder or any such person or otherwise except to the extent that the Underwriter is materially prejudiced by, and is foreclosed from asserting any material defenses as a result of, such failure to give timely notice. The Selling Company, the Selling Shareholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Shareholders or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such
Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred
(it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No
Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, any Selling Shareholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party hereunder to reimburse the indemnified party for

                                      -35-

fees and expenses of counsel as contemplated by the second sentence of this
Section 12(f), then such indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i)
such settlement is entered into more than 60 business days after receipt by such
Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the Indemnifying Party at least 30 days' prior notice of its intention to settle. No indemnifying party hereunder shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened
Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such
Proceeding, and does not include an admission of fault, culpability, or failure to act, by or on behalf of such indemnified party.

         (f)      If the indemnification provided for in this Section 12 is
unavailable to an indemnified party under subsections (a), (b), (c), (d) and (e)
of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling
Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling
Shareholders and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties'
relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

         (g)      The Company, the Selling Shareholders and the Underwriters
agree that it would not be just and equitable if contribution pursuant to this
Section 12 were determined by pro rata allocation

                                      -36-

(even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (f) above. Notwithstanding the provisions of this Section 12, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds (net of underwriting discounts but before deducting expenses) to be received by such
Selling Shareholder in respect of the Shares sold by such Selling Shareholder hereunder less any amounts for which such Selling Shareholder has previously made an indemnification payment to any indemnified party pursuant to Section
12(b) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The
Underwriters' obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint. The
Selling Shareholders' obligations to contribute pursuant to this Section 12 are several in proportion to their respective proceeds (net of underwriting discounts but before deducting expenses) to be received by such Selling
Shareholder in respect of the Shares sold by such Selling Shareholder hereunder and not joint.

         (h)      The indemnity and contribution agreements contained in this
Section 12 and the covenants, warranties and representations of the Company and the Selling Shareholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any
Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or
on behalf of the Company, its directors or officers, any Selling Shareholder, its directors and officers or any person who controls the Company or any Selling
Shareholder within the meaning of Section 15 of the Act or Section 20 of the
Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, each Selling Shareholder and each Underwriter agree promptly to notify each other of the commencement of any
Proceeding against it and, in the case of the Company or the Selling
Shareholders, against any of the Company's or the Selling Shareholder's officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

         13.      Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the sections "Over-Allotment Options," "Commissions and
Discounts" and "Price Stabilization, Short Positions" under the caption
"Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 12 hereof.

         14.      Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all

                                      -37-

respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York,
New York, 10171-0026, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 3 Hashikma Street, Azour, Israel 58001, Attention: General
Counsel; Facsimile: 011-972-3-557-133 and if to the Selling Shareholders, shall be sufficient in all respects if delivered or sent to the Representative of the
Selling Shareholders at [           ], Attention: [         ], Facsimile:
[            ].

         15.      Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New
York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         16.      Submission to Jurisdiction. Except as set forth below, no
Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the
Company and each of the Selling Shareholders each consent to the jurisdiction of such courts and personal service with respect thereto. The Company and each of the Selling Shareholders each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriters or any indemnified party. Each of UBS, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its Shareholders and affiliates) and the Selling Shareholders waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and each of the Selling Shareholders each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and each of the Selling Shareholders and may be enforced in any other courts to the jurisdiction of which the Company or any
Selling Shareholder is or may be subject, by suit upon such judgment. The
Company and each of the Selling Shareholders hereby appoint, without power of revocation, [Ituran U.S.A., Inc.] (which hereby accepts such appointment), as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

         17.      Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the
Selling Shareholders and to the extent provided in Section 12 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this
Agreement.

                                      -38-

         18.      Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

         (a)      the Representative has been retained solely to act as
underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this
Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters;

         (b)      the price of the Shares set forth in this Agreement was
established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

         (c)      it has been advised that the Representative and its
affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

         (d)      the Company waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

         19.      Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

         20.      Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and the Selling Shareholders and their successors and assigns and any successor or assign of any substantial portion of the
Company's, any of the Selling Shareholders' and any of the Underwriters'
respective businesses and/or assets.

         21.      Miscellaneous. UBS, an indirect, wholly owned subsidiary of
UBS AG, is not a bank and is separate from any affiliated bank, including any
U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

                [Remainder of the page intentionally left blank.]

                                      -39-

         If the foregoing correctly sets forth the understanding among the
Company, the Selling Shareholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company, the
Selling Shareholders and the Underwriters, severally.

                                Very truly yours,

                                ITURAN LOCATION AND CONTROL LTD.

                                By:
                                     -----------------------------------
                                     Title:

                               [ITURAN USA, INC.]
                               (Solely in respect of Section 16 hereof)

                               By:
                                   ---------------------------------------
                                    Name:
                                    Title:

                               THE SELLING SHAREHOLDERS NAMED IN
                               SCHEDULE B ATTACHED HERETO

                               By:  [Representative], Attorney-in-fact

                               By:
                                   ----------------------------------------
                                    Name:
                                    Title:

                                      -40-

Accepted and agreed to as of the
date first above written, on
behalf of itself and the
other several Underwriters
named in Schedule A

UBS SECURITIES LLC

By:
   -----------------------------
    Title:

By:
   -----------------------------
    Title:

                                                                      SCHEDULE A
                                                                      ----------

                                  UNDERWRITERS

                                     Number of            Number of
Underwriter                          Firm Shares          Additional Shares
-----------                          -----------          -----------------

UBS Securities LLC

J.P. Morgan Securities Inc.

C.E. Unterberg, Towbin, LLC

Willaim Blair & Company, LLC

                                     -----------          -----------

         Total......................
                                     ===========          ===========

                                                                      SCHEDULE B
                                                                      ----------

                      SELLING SHARHOLDERS

                                           Number of           Number of
Name of Shareholder                        Firm Shares         Additional Shares
-------------------                        -----------         -----------------

   Senior Executive Selling Shareholders:
   --------------------------------------

   Non-Executive Selling Shareholders:
   -----------------------------------

                                          -----------          -----------

Total.................................
                                          ===========          ===========

                                                                      SCHEDULE C
                                                                      ----------

                                  SUBSIDIARIES

                            Telematics Wireless Ltd.
                               Ituran Beheer B.V.
                               Ituran-Network Ltd.
                       Ituran Cellular Communications Ltd.
                               Hotas Holding Ltd.
                               Ituran U.S.A. Inc.
                              Ituran NY Corporation
                           Ituran Florida Corporation
                           Ituran License Corporation
                            Ituran de Argentina S.A.
                              Ituran Holding Ltda.
                            Teleran Localizacao Ltda.
                             Ituran Servicios Ltda.

                                                                       EXHIBIT A
                                                                       ---------

                            LOCK-UP LETTER AGREEMENT

                        ITURAN LOCATION AND CONTROL, LTD.

                                 Ordinary Shares
                              (NIS 1.00 Par Value)

                                     , 2005

UBS Securities LLC
As Representative of the several Underwriters

c/o UBS Securities LLC
     299 Park Avenue
     New York, New York 10171

Ladies and Gentlemen:

                  This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting
Agreement") to be entered into by Ituran Location and Control Ltd. (the
"Company"), the Selling Shareholders named therein and you, as Representative of the several Underwriters named therein, with respect to the public offering (the
"Offering") of ordinary shares, par value NIS 1.00 per share, of the Company
(the "Ordinary Shares").

                  In order to induce you to enter into the Underwriting
Agreement, the undersigned agrees that for a period of 180 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of UBS Securities, LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the
Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange
Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary
Shares, or warrants or other rights to purchase Ordinary Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or warrants or other rights to purchase Ordinary Shares, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any
Ordinary Shares pursuant to the Offering and the Underwriting Agreement, (b)
bona fide gifts, provided the recipient thereof agrees in writing with the
Underwriters to be bound by the terms of this Lock-Up Letter Agreement, (c)
dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned or to a partnership, limited liability company or other entity, all of the beneficial interests of which are held by the undersigned or by a member of the undersigned's immediate family, provided that such trust, partnership, limited liability company or other entity agrees in writing with the Underwriters to be bound by the terms of this Lock-Up
Letter Agreement, (d) the exercise of stock options granted pursuant to the
Company's stock option/incentive plans or otherwise outstanding on the date hereof, provided that it shall apply to any Ordinary Shares issued upon such exercise, (e) transfers by way of testate or intestate succession or by operation of law, provided that the relevant transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement, or
(f) if the undersigned is, or controls, a corporation, partnership, limited liability company or similar entity, transfers to the stockholders, partners, members or similar persons of such entity, provided that such stockholders, partners, members or similar persons of such entity agree in writing with the
Underwriters to be bound by the terms of this Lock-Up Letter Agreement.

                  In addition, the undersigned hereby waives any rights the
undersigned may have to require registration of Ordinary Shares in connection with the filing of a registration statement relating to the Offering, other than as provided for in the Underwriting Agreement. The undersigned further agrees that, for a period of 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of
UBS, make any demand for, or exercise any right with respect to, the registration of Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or warrants or other rights to purchase Ordinary Shares.

                  Notwithstanding the foregoing, if (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 180-day restricted period and ends on the last day of the 180-day restricted period, the Company issues a earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the
180-day period, in either case, the restrictions imposed by this Lock-Up Letter
Agreement shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs.

                  If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement) or (iv)
the Offering is not consummated prior to December 31, 2005, this Lock-Up Letter
Agreement shall,

immediately and without any further action, be terminated and the undersigned shall be released from its obligations hereunder.

                                                     Yours very truly,

                                                     Name:

                                                                       EXHIBIT B
                                                                       ---------

                    [FORM OF OPINION OF COMPANY U.S. COUNSEL]

                                                                       EXHIBIT C
                                                                       ---------

                 [FORM OF OPINION OF COMPANY IN-HOUSE COUNSEL]

                                                                       EXHIBIT D
                                                                       ---------

                  [FORM OF OPINION OF COMPANY ISRAEL COUNSEL]

                                                                       EXHIBIT E
                                                                       ---------

                        [FORM OF LOCAL COUNSEL OPINION]

                                                                       EXHIBIT F
                                                                       ---------

             [FORM OF SELLING SHAREHOLDER U.S. COUNSEL OPINION](1)

(1) Opinions to be provided by either Israel or U.S. Selling Shareholders
    Counsel, as appropriate.

                                                                       EXHIBIT G
                                                                       ---------

              [FORM OF SELLING SHAREHOLDER ISRAEL COUNSEL OPINION]

                                                                       EXHIBIT H
                                                                       ---------

                              Officers' Certificate
                              ---------------------

1.       I have reviewed the Registration Statement and the Prospectus.

2.       The representations and warranties of the Company as set forth in this
         Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3.       The Company has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4.       The conditions set forth in paragraphs (k) and (l) of Section 9 of this
         Agreement have been met.

5.       The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the
         Registration Statement.

                                                                       EXHIBIT I
                                                                       ---------

                        Selling Shareholders' Certificate
                        ---------------------------------

1.       Each Selling Shareholder has reviewed the Registration Statement and the Prospectus.

2.       The representations and warranties of each Selling Shareholder as set forth in the Underwriting Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3.       Each Selling Shareholder has performed all of its respective obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.